Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Community Banks, Inc. of our report dated January 30, 2004 relating to the financial statements which appear in the Annual Report on Form 10-K of PennRock Financial Services Corp. for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    SIMON LEVER LLP

Lancaster, Pennsylvania

April 25, 2005